Yukon
Justice

Certificate of Amendment

BURCON NUTRASCIENCE CORPORATION

I hereby certify that the articles of the above-mentioned corporation were amended:

_ under section 16 of the Business Corporations Act to change the name of the corporation in accordance with the attached notice.

_ under section 30 of the Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares.

x under section 179 of the Business Corporations Act as set out in the attached Articles of Amendment.

_ under section 194 of the Business Corporations Act as set out in the attached Articles of Reorganization

_ under section 195 of the Business Corporations Act as set out in the attached Articles of Arrangement.

Corporate Access Number:27483
Date of Amendment:1999-10-18

M. Richard Roberts
Registrar of Corporations

BUSINESS CORPORATIONS ACT (YUKON)
(Section 30 or 179)

Form 5-01

ARTICLES OF AMENDMENT

1. Name of Corporation: BURCON CAPITAL CORP.

2. Corporation Access Number: 26831

3. The articles of the above named corporation are amended pursuant to a court order:

   Yes _____ No X

4. The articles of the above named corporation are amended as follows:

   "1. Name of Corporation – Burcon NutraScience Corporation."

5. Date	Signature	Title
OCT 18/99	[signature]	Director

FILED
OCT 18 1999
DEPUTY REGISTRAR OF CORPORATIONS